UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 20, 2025

TPG RE Finance Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-38156	36-4796967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Seventh Avenue, 35th Floor, New York, New York 10106

(Address of Principal Executive Offices) (Zip Code)

(212) 601-4700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TRTX	New York Stock Exchange
6.25% Series C Cumulative Redeemable Preferred Stock, par value $0.001 per share	TRTX PRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the TPG RE Finance Trust, Inc. (the “Company”) 2025 Annual Meeting of Stockholders (the “Annual Meeting”), the Company’s stockholders approved the Company’s 2025 Equity Incentive Plan (as amended from time to time, the “2025 Equity Incentive Plan”), which had previously been approved by the Board of Directors of the Company, subject to stockholder approval at the Annual Meeting. As a result, the 2025 Equity Incentive Plan became effective on May 20, 2025. No further awards will be granted under the Company’s Amended and Restated 2017 Equity Incentive Plan (as amended from time to time, the “2017 Equity Incentive Plan”) on or after May 20, 2025.

The 2025 Equity Incentive Plan provides for the grant of equity-based awards, including options to purchase shares of common stock, stock appreciation rights, common stock, restricted stock, restricted stock units, performance awards, substitute awards and other equity-based awards (including LTIP Units (as defined in the 2025 Equity Incentive Plan)) to the Company’s and the Company’s affiliates’ directors, officers, employees (if any) and consultants, and the members, officers, directors, employees and consultants of the Company’s Manager (as defined in the 2025 Equity Incentive Plan) or its affiliates, as well as to the Manager and other entities that provide services to the Company and the Company’s affiliates and the employees of such entities.

The 2025 Equity Incentive Plan provides for the reservation of 6,732,067 shares of the Company’s common stock, plus the number of shares that become available for delivery under the 2025 Equity Incentive Plan with respect to Existing Awards (as defined below) in accordance with the share recycling provisions described below. If all or any portion of an award granted under the 2017 Equity Incentive Plan that is outstanding as of May 20, 2025 (an “Existing Award”), expires or is cancelled, forfeited, exchanged, settled for cash or otherwise terminated without the actual delivery of shares, any shares subject to such Existing Award will again be available for new awards under the 2025 Equity Incentive Plan. Any shares withheld or surrendered in payment of any taxes relating to Existing Awards (other than options or stock appreciation rights) will be again available for new awards under the 2025 Equity Incentive Plan.

The description of the 2025 Equity Incentive Plan in this Current Report on Form 8-K does not purport to be a complete description of all provisions of the 2025 Equity Incentive Plan and is qualified in its entirety by reference to the full text of the 2025 Equity Incentive Plan, which is filed herewith as Exhibit 10.1 and incorporated into this Item 5.02 by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders: (i) elected the seven persons listed below as directors of the Company, each to hold office until the Company’s annual meeting of stockholders in 2026 and until his or her successor is duly elected and qualifies; (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; (iii) approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers; and (iv) approved the adoption of the 2025 Equity Incentive Plan. Set forth below are the voting results for each of the proposals voted upon by the Company’s stockholders at the Annual Meeting:

Proposal 1 – Election of Directors

	Votes For	Votes Withheld	Broker Non- Votes
Avi Banyasz	43,732,712	2,365,162	15,601,816
Doug Bouquard	45,549,994	547,880	15,601,816
Julie Hong	40,909,765	5,188,109	15,601,816
Michael Gillmore	40,207,294	5,890,580	15,601,816
Todd Schuster	45,244,779	853,095	15,601,816
Wendy Silverstein	40,045,641	6,052,233	15,601,816
Bradley Smith	40,154,667	5,943,207	15,601,816

Proposal 2 – Ratification of Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for 2025

Votes For	Votes Against	Abstentions
50,310,352	11,359,619	29,719

Proposal 3 – Advisory Vote on Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non- Votes
44,265,251	1,725,241	107,382	15,601,816

Proposal 4 – Approval of the 2025 Equity Incentive Plan

Votes For	Votes Against	Abstentions	Broker Non- Votes
45,100,069	920,632	77,173	15,601,816

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	TPG RE Finance Trust, Inc. 2025 Equity Incentive Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG RE FINANCE TRUST, INC.

By:	/s/ Robert Foley
Name:	Robert Foley
Title:	Chief Financial Officer

Date: May 21, 2025